EXHIBIT 2.1(c)
                                                EXHIBIT G TO MERGER AGREEMENT

           SUMMARY OF TERMS AND CONDITIONS FOR DISCREPANCY NOTES
                       AND DISCREPANCY NOTE AGREEMENT


Issuer:                               Acquiror

Holders:                              Preferred Stockholders of the Company
                                      and their affiliates.

Subsidiary Guarantors:                Same, if any, in the existing Term
                                      Credit, Revolving Credit and Bridge
                                      Facilities to the extent not
                                      prohibited by the Indenture.

Initial Principal Amount:             As determined by Section 2.01(b) of
                                      the Merger Agreement; provided, that
                                      if the Initial Principal Amount of
                                      the Discrepancy Notes is less than
                                      $10,000,000, the covenants relating
                                      to asset sales, investments,
                                      incurrence of debt and incurrence of
                                      liens shall conform to the covenants
                                      set forth in the HY Indenture, but
                                      all other terms, provisions and
                                      requirements shall remain the same.

Maturity Date:                        3 years from the date of initial issuance.

Interest:                             12% per annum, payable quarterly in
                                      arrears by capitalizing accrued
                                      interest into principal. Default rate
                                      is 14%.

Optional Prepayments:                 At any time in any amount, subject to
                                      Restrictions on Cash Payments (set
                                      forth below).

Mandatory Prepayments:                In the event that the Issuer or any
                                      of its subsidiaries shall be required
                                      to mandatorily, or voluntarily elects
                                      to, prepay, repay or redeem (or offer
                                      to prepay, repay or redeem) any
                                      Unsecured Indebtedness or
                                      Subordinated Indebtedness, then the
                                      Issuer shall be required to make a
                                      ratable prepayment of the Notes
                                      determined with respect to the amount
                                      of such other prepayment, repayment
                                      or redemption; provided, this
                                      provision shall not apply with
                                      respect to scheduled payments of
                                      interest.

Certain Indebtedness:                 As used in this Summary of Terms, the
                                      following terms shall generally mean
                                      the following:

                                      "Indebtedness" shall be defined in a
                                      manner substantially similar to the
                                      corresponding definitions in the
                                      existing Term Credit, Revolving
                                      Credit and Bridge Facilities,
                                      provided, that any capital stock,
                                      which is redeemable by the holder
                                      thereof or upon the occurrence of any
                                      event or condition, shall be included
                                      as Indebtedness.

                                      "Subordinated Indebtedness" means all
                                      Indebtedness of Acquiror or any
                                      Acquiror Subsidiary (after giving
                                      effect to the Merger) which (i)
                                      together with all Contingent
                                      Obligations related thereto, is not
                                      secured by a lien on any property or
                                      assets of Acquiror or any Acquiror
                                      Subsidiary, (ii) does not prohibit
                                      any lien granted in favor or for the
                                      benefit of the Shareholder Guarantors
                                      or the Holders or limit the ability
                                      of Acquiror to grant any lien on its
                                      property or assets, (iii) is not
                                      supported by a Contingent Obligation
                                      of a Person which is not Acquiror or
                                      any other Acquiror Subsidiary unless
                                      any reimbursement obligation of
                                      Acquiror or Acquiror Subsidiary in
                                      respect thereof also constitute
                                      Subordinated Indebtedness as provided
                                      herein, (iv) does not mature or
                                      require any scheduled payments of
                                      principal or interest (other than
                                      interest payable-in-kind) prior to
                                      the date which is 366 days after the
                                      Maturity Date, (v) do not contain
                                      terms and provisions more restrictive
                                      to Acquiror and Acquiror Subsidiaries
                                      than those set forth in the
                                      Indenture, and (vi) is subordinated
                                      in all respects pursuant to
                                      subordination provisions satisfactory
                                      to the Holders (which shall include,
                                      without limitation, payment and
                                      remedy blockage rights).

                                      "Unsecured Indebtedness" means all
                                      Indebtedness of any Acquiror
                                      Subsidiary (after giving effect to
                                      the Merger) which (i) is not secured
                                      by a lien on any property or assets
                                      of any Acquiror Subsidiary, (ii) does
                                      not prohibit any lien granted in
                                      favor or for the benefit of the
                                      Shareholder Guarantors or the Holders
                                      or limit the ability of Acquiror to
                                      grant any lien on its property or
                                      assets to the Shareholder Guarantors
                                      or the Holders, (iii) if such
                                      Indebtedness of any Acquiror
                                      Subsidiary is supported by a
                                      Contingent Obligation of a Person
                                      which is not Acquiror or Acquiror
                                      Subsidiary and Acquiror has agreed to
                                      reimburse such Person for any
                                      payments made by it in respect of any
                                      Acquiror Subsidiary Indebtedness,
                                      such reimbursement obligations by
                                      Acquiror is not secured by a lien on
                                      any of the property or assets of
                                      Acquiror, (iv) does not mature or
                                      require any scheduled payments of
                                      principal prior to the date which is
                                      366 days after the Maturity Date, (v)
                                      the provisions relating the amount,
                                      accrual and payment of interest shall
                                      be reasonably acceptable to the
                                      Holders, and (vi) do not contain
                                      terms and provisions more restrictive
                                      to Acquiror and Acquiror Subsidiaries
                                      than those set forth in the
                                      Discrepancy Note Documents; provided,
                                      that (a) in certain circumstances to
                                      be negotiated between the Holders and
                                      Hughes, Unsecured Indebtedness shall
                                      be limited to the Tranche A Loans
                                      outstanding under the Revolving
                                      Credit Facility as in effect on the
                                      Closing Date (after giving effect to
                                      any payments or commitment reductions
                                      required by the Bank Waiver, but
                                      without giving any effect to increase
                                      in commitment thereof or any
                                      extension of the maturity date
                                      thereof granted by the Tranche A
                                      lenders) which are guaranteed by
                                      Hughes, and (b) so long as no
                                      Indebtedness of Acquiror or the
                                      Indebtedness under the Revolving
                                      Credit Facility shall have been
                                      accelerated, all trade payables
                                      incurred in the ordinary course of
                                      business.

Restriction on Cash Payments:         So long as the Tranche A Loans under
                                      the Revolving Credit Facility as in
                                      effect on the Closing Date remain
                                      outstanding (without giving any
                                      effect to increase in commitment
                                      thereof or any extension of the
                                      maturity date thereof granted by the
                                      Tranche A lenders, but including all
                                      amounts remaining outstanding after
                                      the maturity date) and are guaranteed
                                      by Hughes, Issuer shall not make any
                                      cash payments in respect of the
                                      principal amount of the Discrepancy
                                      Notes nor any of the other types of
                                      indebtedness described in Mandatory
                                      Prepayments above.

Adjustment of Principal               Within ten (10) Business Days after
Value of Notes:                       September 30, 2001, the Agent (as
                                      defined Notes: below) shall calculate
                                      the amount (such amount, the "Revised
                                      XM Value") equal to the product of
                                      (x) the XM Share Price (as defined in
                                      the Merger Agreement) as of September
                                      30, 2001 and (y) the number of XM
                                      Merger Shares delivered at the Merger
                                      Closing Date. If the Revised XM Value
                                      exceeds the value of such XM Merger
                                      Shares at the Merger Closing Date as
                                      determined pursuant to the Merger
                                      Agreement at the Effective Time (the
                                      "Initial XM Value"), then the
                                      aggregate outstanding principal
                                      amount of all of the Notes shall be
                                      reduced, on a pro rata basis
                                      according to the aggregate
                                      outstanding principal amount of each
                                      Note, by an amount equal to (a) the
                                      Revised XM Value minus (b) the
                                      Initial XM Value; provided that in no
                                      case shall the outstanding principal
                                      amount of any Note be reduced to a
                                      number less than zero. If the Revised
                                      XM Value does not exceed the Initial
                                      XM Value, then there shall be no
                                      adjustment to the outstanding
                                      principal amount of any Note. If no
                                      Discrepancy Notes were issued on the
                                      Merger Closing Date, there shall be
                                      no adjustment to the Preferred
                                      Stockholder Merger Consideration. If
                                      the Discrepancy Notes are adjusted so
                                      that the aggregate principal amount
                                      thereof is reduced to zero, the
                                      Discrepancy Notes shall be cancelled
                                      and upon payment of all other amounts
                                      payable or owing under the
                                      Discrepancy Note Documents, all such
                                      Discrepancy Note Documents shall be
                                      terminated.

Security and Pledge:                  Substantially the same as
                                      set forth in the Reimbursement
                                      Security and Pledge Agreement.
                                      Intercreditor terms between the
                                      Shareholder Guarantors and the
                                      Holders shall be subject to the
                                      Intercreditor Agreement and the
                                      Collateral Purchase Agreement.

Conditions:                           Such conditions, certificates,
                                      financing statements, opinions and
                                      other documentation as may be
                                      reasonably requested by the Holders
                                      relating to the Note Documents and
                                      creation and perfection of security
                                      interests.

Representations and                   Representations and warranties shall
Warranties of the Issuer              include the following (subject to
and its Subsidiaries:                 qualifications reasonably acceptable
                                      to the Issuer and the Holders):

                                      - Corporate Existence and Power
                                      - Corporate Authorization; No
                                      Contravention
                                      - Government Approvals
                                      - Binding Effect
                                      - Litigation
                                      - No Default
                                      - ERISA Compliance
                                      - Title to Property
                                      - Taxes
                                      - Environmental Matters
                                      - Regulated Entities
                                      - Subsidiaries
                                      - Insurance
                                      - Collateral; Property
                                      - Pledge and Security
                                      - Disclosure
                                      - Satisfaction of Conditions
                                      - Solvency of Acquiror and
                                      Consolidated Acquiror Subsidiaries,
                                      including the Company and its
                                      Subsidiaries, after giving effect to
                                      the transactions contemplated by the
                                      Merger Agreement, such representation
                                      and warranty to apply to the
                                      consolidated group of Acquiror, taken
                                      as a whole, and assuming that (but
                                      not relying upon) the conditions set
                                      forth in Section 7.02(c) of the
                                      Merger Agreement are true.

                                      The representations and warranties,
                                      to the extent applying to Acquiror
                                      Subsidiaries, shall be made with the
                                      express exclusion of the Company and
                                      its Subsidiaries, except that the
                                      solvency representation and warranty
                                      shall be made with the express
                                      inclusion of the Company and its
                                      Subsidiaries.

Covenants of the Issuer               Covenants shall include the following
and its Subsidiaries:                 (subject to qualifications reasonably
                                      acceptable to the Issuer and the Holders):

                                      - Conduct of Business; Preservation
                                      of Corporate Existence
                                      - Maintenance of Property
                                      - Compliance with Laws
                                      - Security and Pledge
                                      - Government Approvals
                                      - Limitation on Liens
                                      - Disposition of Assets, Consolidations
                                      and Mergers, but the following shall
                                      in any event be permitted:
                                               - Dispositions required or
                                               permitted by the Shareholder
                                               Guarantors
                                               - Ordinary course of business
                                               dispositions
                                               - Dispositions by Acquiror
                                               Subsidiaries of assets so
                                               long as the proceeds thereof
                                               are reinvested within 180
                                               days in Permitted
                                               Reinvestments (to be
                                               defined) and otherwise
                                               permitted (but in no event
                                               more permissive than the
                                               Indenture)
                                               - Dispositions by Acquiror of
                                               assets (other than XM) so long
                                               as such disposition is for fair
                                               value, the consideration
                                               thereof is at least 75%
                                               cash, the proceeds thereof
                                               are reinvested within 180
                                               days in Permitted
                                               Reinvestments (to be
                                               defined) and such proceeds
                                               are deposited in a cash
                                               collateral account pending
                                               such reinvestment
                                               - Dispositions of a limited
                                               amount of assets the
                                               proceeds of which may be
                                               used to fund ordinary course
                                               operating costs and expenses
                                               (but in no event more
                                               permissive than the
                                               Indenture)
                                               - Intercompany transactions
                                               among Acquiror Subsidiaries
                                               - Acquiror Subsidiaries may
                                               dividend, transfer or otherwise
                                               dispose of assets to
                                               Acquiror without
                                               consideration
                                               - The foregoing to be permitted
                                               so long as it would not result
                                               in any default under any
                                               other contractual obligation
                                      - Investments, but the following shall
                                        in any even be permitted:
                                               - Permitted Reinvestments
                                               - Investments in Acquiror
                                               Subsidiaries made with proceeds
                                               of Dispositions of a limited
                                               amount of assets to fund
                                               ordinary course operating
                                               costs and expenses (but in
                                               no event more permissive
                                               than the Indenture)
                                               - Investments made with
                                               Qualified Proceeds (the
                                               proceeds of Qualified
                                               Subordinated Debt and
                                               Acquiror equity proceeds)
                                               - Intercompany transactions
                                               among Acquiror Subsidiaries
                                               - The foregoing to be
                                               permitted so long as it
                                               would not result in any
                                               default under any other
                                               contractual obligation
                                      - Transactions with Affiliates
                                      - Restricted Payments
                                      - Limitation on Indebtedness, but the
                                      following shall in any event be
                                      permitted:
                                               - Scheduled Indebtedness
                                               outstanding at the Closing
                                               Date (to the extent
                                               contained in the Acquiror or
                                               Company (see below for
                                               qualifications) Disclosure
                                               Schedules to the Merger
                                               Agreement or otherwise
                                               permitted to be incurred
                                               pursuant to the Merger
                                               Agreement
                                               - Unlimited Qualified
                                               Subordinated Indebtedness (to
                                               be defined (but in any event
                                               will not permit payments or
                                               become due earlier than 366 days
                                               after the Maturity Date)) of
                                               Acquiror and Acquiror
                                               Subsidiaries
                                               - Unlimited Unsecured
                                               Indebtedness (to be defined (but
                                               in any event will not permit
                                               payments or become due earlier
                                               than 366 days after the Maturity
                                               Date)) of Acquiror Subsidiaries
                                               only
                                               - Vendor financings (including,
                                               without limitation, the
                                               Motorola financing)
                                               currently permitted by the
                                               Bridge Facility
                                               - Qualified Unsecured Contingent
                                               Obligations (to be defined)
                                               of Acquiror in respect of
                                               permitted vendor financings
                                               of Acquiror Subsidiaries
                                               - The foregoing to be
                                               permitted so long as it
                                               would not result in any
                                               default under any other
                                               contractual obligation
                                      - Financial Information;
                                      Certificates; Other Information
                                      - Notices
                                      - Maintenance of Insurance
                                      - Inspection of Property and Books and
                                      Records
                                      - Environmental Laws
                                      - No Subsidiaries
                                      - FCC Approvals and
                                      Licenses
                                      - No Amendments, Etc.
                                      - Further Assurances

                                      The covenants, to the extent applying
                                      to Acquiror Subsidiaries, shall
                                      expressly include the Company and its
                                      Subsidiaries; provided, that any
                                      condition with respect to the Company
                                      and its Subsidiaries, which would
                                      otherwise violate the provisions of
                                      any covenant, shall be deemed to be
                                      permitted under such covenants to the
                                      extent that such condition existed
                                      prior to the consummation of the
                                      Merger; provided, further, that to
                                      the extent the Bridge Facility
                                      contains special limitations
                                      applicable solely to the "High Yield
                                      Subsidiaries", such special
                                      limitations shall be included in the
                                      Discrepancy Note Agreement only to
                                      the extent that such limitations are
                                      also contained in the Term Credit and
                                      Revolving Credit Facilities.

Events of Default:                    Events of Default shall include the
                                      following (subject to qualifications
                                      reasonably acceptable to the Issuer and
                                      the Holders):

                                      - Payment default under any Note
                                      Document
                                      - Specified covenant defaults without
                                      cure period
                                      - Specified covenant defaults with 20
                                      day cure period
                                      - Incorrect representation, warranty,
                                      certification or statement
                                      - Cross-payment default to any
                                      Indebtedness or Contingent Obligation
                                      having an aggregate principal and
                                      face amount of more than $5,000,000
                                      - Cross-default to the Revolving
                                      Credit Agreement and the related
                                      Shareholder Guaranty documents
                                      - Cross-acceleration default to any
                                      Indebtedness or Contingent Obligation
                                      having an aggregate principal and
                                      face amount of more than $5,000,000
                                      - Voluntary bankruptcy event;
                                      - Involuntary bankruptcy event;
                                      - ERISA Event;
                                      - Monetary judgments, decrees, etc.
                                      involving more than an amount equal
                                      to the greater of (i) $5,000,000 and
                                      (ii) 10% of the Issuer's net worth;
                                      - Non-monetary judgments which could
                                      reasonably be expected to have a
                                      Material Adverse Effect;
                                      - Invalidity and third party violation
                                      of the Note Documents; failure of
                                      security interests, etc.;
                                      - FCC and Governmental Authority
                                      revocation, etc., of licenses, permits,
                                      etc.
                                      - Change in Control

Tax Indemnification:                  Comparable to provisions currently
                                      set forth in the existing Term
                                      Credit, Revolving Credit and Bridge
                                      Facilities

Expenses; Indemnification:            Comparable to provisions currently
                                      set forth in the existing Term
                                      Credit, Revolving Credit and Bridge
                                      Facilities

Governing Law:                        New York.

Senior Indebtedness:                  The Notes shall constitute "Senior
                                      Indebtedness" and, to the maximum
                                      extent permitted, "Designated Senior
                                      Indebtedness" under the Indenture and
                                      the Revolving Credit Facility
                                      Guaranties.

References:                           It is understood that all references
                                      to the existing Revolving Credit
                                      Facility herein shall include all
                                      amendments effected by Bank Waiver
                                      No. 3, and any other amendments and
                                      modifications thereto permitted in
                                      accordance with the terms of the
                                      Merger Agreement.

The Agent:                            Comparable to provisions currently
                                      set forth in the existing Term Credit
                                      and Revolving Credit Facilities,
                                      except that the Agent shall be an
                                      entity designated by the Holders

Documentation:                        Documentation and all additional
                                      terms, conditions and provisions
                                      shall be reasonably acceptable to the
                                      Issuer and the Holders acting in good
                                      faith